UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2006

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 30, 2006, Apollo Gold Corporation (the “Issuer”) completed a private placement to Canadian purchasers of 2,222,221 units at Cdn$0.45 per unit (the “Flow Through Units”). Each Flow Through Unit consists of one “super flow-though” common share (the “Flow Through Shares”) and one-half of one warrant to purchase one common share (the “Flow Through Unit Warrants”). The Flow Through Shares are common shares that qualify as “flow-through shares” as defined in the Income Tax Act (Canada). The gross proceeds from the sale of the flow-through shares will be used by the Issuer for exploration of the Issuer’s mineral properties at the Black Fox project. These exploration costs will qualify as “Canadian Exploration Expenses” as defined in the Income Tax Act (Canada) and will be renounced in favor of the purchasers of the Flow Through Shares effective December 31, 2006.

In addition, on October 30, 2006, the Issuer agreed to sell 16,688,206 units (the “U.S. Units”) at U.S.$0.30 per Unit in an offering in the United States. Each U.S. Unit consists of one common share and one-half of one warrant to purchase one common share (the “U.S. Warrants”). The net proceeds from the sale of the U.S. Units will be used to further develop and construct the Black Fox project and continue the Issuer’s exploration program at the Huizopa exploration property, as well as for working capital and general corporate purposes. The closing of the offering of the U.S. Units is subject to customary conditions precedent, including (i) the absence of any material adverse change in the Issuer’s business, (ii) the approval of the American Stock Exchange and the Toronto Stock Exchange of the common shares and the common shares underlying the U.S. Unit Warrants and (iii) the receipt of certain opinions and certificates from the Issuer and its counsel. Subject to satisfaction of these conditions, we expect the closing to occur on or about November 15, 2006. All funds that the Issuer receives from purchasers of U.S. Units will be placed in a non-interest bearing escrow account with Signature Bank until satisfaction of these closing conditions. If the closing conditions are not satisfied by November 15, 2006, the Issuer will return all funds to the purchasers without interest and without any other offset or deduction within two days.

In connection with the offerings described above, the Issuer entered into the agreements described below.

Agreements in connection with Offering of Flow-Through Units

Agency Agreement

In connection with the placement of the Flow Through Units, the Issuer entered into an Agency Agreement with Regent Mercantile Bancorp Inc. (“Regent”) and Limited Market Dealer Inc. (“LMD” and, together with Regent, the “Agents”) on October 30, 2006 (the “Flow Through Agency Agreement”). Pursuant to the Flow Through Agency Agreement, the Agents received a cash underwriting commission equal to seven percent of the gross proceeds from the sale of the Units in the Offering (exclusive of any potential proceeds from the exercise of the Flow Through Unit Warrants). In addition, the Agents collectively received 166,666 broker warrants (the “Broker Warrants”), the terms of which are described below. In addition, the Agents received a non-accountable expense allowance of Cdn$25,000. The foregoing description is qualified in its entirety by reference to the Flow Through Agency Agreement attached to this Current Report on Form 8-K as Exhibit 1.1.

Subscription Agreements

On October 30, 2006, the Issuer entered into Subscription Agreements with Canadian subscribers for the Flow Through Units (each a “Subscription Agreement”) pursuant to which the Issuer agreed to issue Flow Through Units to the subscribers at a price of Cdn$0.45 for each Flow Through Unit. The foregoing description is qualified in its entirety by reference to the form of Subscription Agreement which is attached to this Current Report on Form 8-K as Exhibit 4.1.

Warrants

Each whole Flow Through Unit Warrant sold in the private placement will be exercisable for Cdn$1.00 per common share at any time after the closing until one year after the closing, and for Cdn$1.15 per common share at any time thereafter, with the Flow Through Unit Warrants expiring two years after closing. Each Broker Warrant will be exercisable at a price of Cdn$0.45 at any time within two years from the closing and will entitle its holder to purchase one broker unit. Each broker unit will consist of one common share and one-half of one warrant to purchase one common share, with each such warrant entitling the holder to purchase one additional common share at a price of Cdn$1.00 per share for the first twelve months from the date of issuance and for Cdn$1.15 per share thereafter until 24 months from the closing.

A holder of warrants described above will not have the voting and other rights of a shareholder until the warrantholder has exercised the warrants for the Issuer’s common shares. The number of common shares issuable upon exercise of the warrants will be subject to antidilution adjustments upon the occurrence of certain events. The foregoing descriptions of Flow Through Unit Warrants and Broker Warrants is qualified in its entirety by reference to the form of Unit Warrant and form of Broker Warrant which are attached to this Current Report on Form 8-K as Exhibits 4.2 and 4.3 respectively.

Agreements in connection with Offering of U.S. Units

Agency Agreement

In connection with the placement of the U.S. Units, the Issuer entered into an Agency Agreement with Shoreline Pacific, LLC (“Shoreline”) on October 30, 2006 (the “Shoreline Agency Agreement”). Pursuant to the Shoreline Agency Agreement, at the closing of the offering of the U.S. Units the Issuer will (i) pay Shoreline a cash fee equal to seven percent of the gross proceeds to the Issuer in the offering of U.S. Units and (ii) grant compensation warrants (“Compensation Warrants”) (with the terms described below) to Shoreline to purchase a number of the Issuer’s common shares equal to seven percent of the number of shares of common stock sold by the Issuer in the offering of U.S. Units. The Issuer has also agreed to reimburse Shoreline for up to U.S.$50,000 of legal expenses incurred by Shoreline in connection with the offering of U.S. Units, plus a non-accountable expense allowance of U.S.$25,000 if the offering closes. Under no circumstances, however, will the fee, commission or discount received by Shoreline or any other NASD member or independent broker-dealer exceed eight percent of the gross proceeds to the Issuer in the offering of U.S. Units. The Shoreline Agency Agreement contains certain covenants including, among other things, that the Issuer will not issue any common shares within the 90 days following the closing.

The foregoing description is qualified in its entirety by reference to the Shoreline Agency Agreement attached to this Current Report on Form 8-K as Exhibit 1.2.

Securities Purchase Agreement

On October 30, 2006, the Issuer entered into Securities Purchase Agreement with purchasers for the U.S. Units (the “Purchase Agreement”) pursuant to which the Issuer agreed to issue U.S. Units to the purchasers at a price of U.S.$0.30 for each U.S. Unit. The Purchase Agreement contains certain covenants including, among other things, (i) the right of the purchasers of the U.S. Units to participate in future financings conducted by the Issuer, (ii) that the Issuer will not issue any common shares within the 90 days following the closing and (iii) that the Issuer will not effect a reverse stock split for one year following the closing. The closing of the purchase of the U.S. Units under the Purchase Agreement is subject to the satisfaction of customary closing conditions, including those described above in the second paragraph of this Item 1.01. The foregoing description is qualified in its entirety by reference to the form of Purchase Agreement which is attached to this Current Report on Form 8-K as Exhibit 4.4.

Warrants

Each whole U.S. Unit Warrant will entitle the holder to purchase one common share at an exercise price of U.S.$0.50 per share. The U.S. Unit Warrants will be exercisable at any time after the closing until three years after the closing and will contain full-ratchet anti-dilution provisions which will provide that, subject to certain exceptions, if the Issuer sells, grants an option to purchase or otherwise disposes, issues or reprices any common shares (or any securities that are convertible into or exercisable or exchangeable for common shares) at a price per share less than U.S.$0.50 per share, then the exercise price of the warrants will be reduced to such price (but the number of shares issuable upon exercise will not change). Each Compensation Warrant issued to Shoreline Pacific, LLC will be on substantially the same terms as the U.S. Unit Warrants. A holder of U.S. Warrants or Compensation Warrants will not have the voting and other rights of a shareholder until the warrantholder has exercised the warrants for the Issuer’s common shares. The foregoing descriptions of U.S. Unit Warrants and Compensation Warrants is qualified in its entirety by reference to the form of U.S. Unit Warrant and form of Compensation Warrant which is attached to this Current Report on Form 8-K as Exhibits 4.5 and 4.6 respectively.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (d)     Exhibits

1.1	Flow Through Agency Agreement

1.2	Shoreline Agency Agreement

4.1	Form of Flow Through Subscription Agreement

4.2	Form of Flow Through Unit Warrant

4.3.	Form of Broker Warrant

4.4.	Form of Purchase Agreement

4.5.	Form of U.S. Unit Warrant

4.6.	Form of Compensation Warrant

99.1	Press Release issued on October 31, 2006 announcing the Offering of Flow-Through Units

99.2	Press Release issued on October 31, 2006 announcing the Offering of U.S. Units

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2006

APOLLO GOLD CORPORATION

	By:	/s/ Melvyn Williams
Melvyn Williams
Chief Financial Officer and Senior Vice President - Finance and Corporate Development

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Flow Through Agency Agreement

1.2	Shoreline Agency Agreement

4.1	Form of Flow Through Subscription Agreement

4.2	Form of Flow Through Unit Warrant

4.3	Form of Broker Warrant

4.4	Form of Purchase Agreement

4.5	Form of U.S. Unit Warrant

4.6	Form of Compensation Warrant

99.1	Press Release issued on October 31, 2006 announcing the Offering of Flow-Through Units

99.2	Press Release issued on October 31, 2006 announcing the Offering of U.S. Units